Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

Melinda Janik, CFO

Tel +1-585-598-0031

Mark Maring, Treasurer

Tel: +1-585-598-6874

GateHouse Media Schedules Fourth Quarter Earnings Release

FAIRPORT, N.Y., March 6, 2009 - GateHouse Media, Inc. (the “Company” or “GateHouse Media”) (OTC: GHSE) announced today that it plans to release its fourth quarter 2008 financial results before the market opens on Friday, March 13, 2009. The Company will not be hosting a conference call this quarter and intends to suspend future quarterly earnings calls.

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by its 91 daily publications. GateHouse Media currently serves local audiences of more than 10 million per week across 21 states through hundreds of community publications and local websites. GateHouse Media is traded over-the-counter under the symbol “GHSE”.

For more information regarding GateHouse Media and to be added to our email distribution list, please visit www.gatehousemedia.com.